Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES FEBRUARY SALES RESULTS

HUDSON, OH — March 2, 2006 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that February net sales increased 1.6% to $130.6 million versus $128.5 million in the same period last year. February same-store sales decreased 3.7% compared to a same-store sales increase of 1.6% last year.

The Company will report its fourth-quarter and full year fiscal 2006 results on March 6, 2006. In conjunction with the earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern time. In addition to a discussion of the Company’s fiscal year 2006 results, management will provide further detail into its outlook for fiscal year 2007 on the conference call. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 681 Jo-Ann Fabrics and Crafts traditional stores and 157 Jo-Ann superstores.